As filed with the Securities and Exchange Commission on June 30, 2005

Registration No. 33-85908

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNBIOTICS CORPORATION

(Exact name of registrant as specified in its charter)

California	95-3737816
(State or other jurisdiction incorporation or organization)	(IRS Employer of Identification No.)

11011 Via Frontera San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

1994 STOCK OPTION PLAN

(Full title of the plan)

PAUL R. HAYS

CHIEF EXECUTIVE OFFICER

SYNBIOTICS CORPORATION

11011 VIA FRONTERA, SAN DIEGO, CALIFORNIA 92127

(Name and address of agent for service)

(858) 451-3771

(Telephone number, including area code, of agent for service)

With a Copy To:

Hayden J. Trubitt, Esq.

Heller Ehrman LLP

4350 La Jolla Village Drive

7th Floor

San Diego, CA 92122

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises effected and/or stock issuances made under the 1994 Stock Option/Stock Issuance Plan.

SYNBIOTICS CORPORATION

Deregistration

This registration statement registered 250,000 shares of the Common Stock of Synbiotics Corporation (the “Company”). These shares were offered pursuant to the Company’s 1994 Stock Option Plan (the “Option Plan”). The Option Plan has expired and 2,500 shares have been issued under the Option Plan. Accordingly, the Company hereby deregisters 247,500 shares of the Common Stock originally covered by the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 30, 2005.

SYNBIOTICS CORPORATION

By:	/s/ Paul R. Hays
Paul R. Hays
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Paul R. Hays	Chief Executive Officer, President and Director (Principal Executive Officer)	June 30, 2005
Paul R. Hays

/s/ Keith A. Butler Keith A. Butler	Chief Financial Officer and Vice President – Finance (Principal Financial and Accounting Officer)	June 30, 2005

/s/ Thomas A. Donelan	Director	June 30, 2005
Thomas A. Donelan

/s/ Christopher P. Hendy	Director	June 30, 2005
Christopher P. Hendy